Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES SECOND QUARTER 2019 FINANCIAL RESULTS INCLUDING NET INVESTMENT INCOME OF $0.41 PER SHARE; 29 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., August 8, 2019 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the second quarter ended June 30, 2019 and filed its Form 10-Q with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•	Net investment income for the quarter ended June 30, 2019 was $23.8 million, or $0.41 per share on a diluted basis, exceeding the dividend of $0.36 per share.

•	Net decrease in net assets resulting from operations for the quarter ended June 30, 2019 was $10.8 million, or $0.18 per share.

•	Net asset value per share at June 30, 2019 was $13.64 compared to $14.18 at March 31, 2019.

•	Total acquisitions during the quarter ended June 30, 2019 were $232.2 million and total dispositions were $117.1 million. Total portfolio companies reached a record 104 companies as of June 30, 2019.

•
Aggregate $150.0 million increase in credit facility capacity, including $50.0 million added after quarter end on August 6, 2019. The Company also reduced the rate on its SVCP Facility by 0.25% to LIBOR + 2.00% and extended the maturities of both facilities to May 2023.

•	On August 8, 2019, our board of directors declared a third quarter dividend of $0.36 per share payable on September 30, 2019 to shareholders of record as of September 16, 2019.

"We out-earned our dividend for the 29th consecutive quarter, generating strong investment income and robust originations in the second quarter,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. “Originations totaled $232 million for the quarter. We leveraged our existing relationships with borrowers and deal sources as well as the BlackRock platform’s resources to deepen relationships with existing clients and to engage new borrowers. While our overall portfolio is strong, our net asset value declined 3.8 percent in the quarter, almost entirely due to one underperforming investment. Looking ahead, we have a solid pipeline of new investment opportunities and believe we are well-positioned to continue to deliver attractive risk-adjusted returns to our shareholders.”

PORTFOLIO AND INVESTMENT ACTIVITY

As of June 30, 2019, our investment portfolio consisted of debt and equity positions in 104 portfolio companies with a total fair value of approximately $1.7 billion. Debt positions represented approximately 95% of the portfolio at fair value, with 92% of the portfolio comprised of senior secured debt. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 5% of our investment portfolio.

As of June 30, 2019, the weighted average annual effective yield of our debt portfolio was approximately 11.0% and the weighted average annual effective yield of our total portfolio was approximately 10.5%.(1) As of June 30, 2019, approximately 91% of our debt portfolio at fair value had floating interest rates. As of June 30, 2019, debt in one portfolio company was on non-accrual status.

During the three months ended June 30, 2019, we invested approximately $232.2 million, primarily in 18 investments, comprised of 11 new and 7 existing portfolio companies. The investments were comprised of approximately $224.7 million in senior secured loans, $5.0 million in unsecured notes and $1.0 million in senior secured notes. The remaining $1.5 million represented equity investments including $1.4 million of additional equity interests in portfolios of debt and lease assets as well as $0.1 million in equity positions received in connection with one debt investment. Additionally, we received proceeds from sales and repayments of investment principal of approximately $117.1 million. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of June 30, 2019, total assets were $1,742.5 million, net assets applicable to common shareholders were $801.3 million and net asset value per share was $13.64, as compared to $1,663.1 million, $833.3 million, and $14.18 per share, respectively, as of March 31, 2019.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended June 30, 2019 was approximately $48.2 million, or $0.82 per share, including $0.05 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.04 per share from recurring original issue discount and exit fee amortization and $0.08 per share from recurring income paid in kind. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended June 30, 2019 were approximately $24.4 million, or $0.41 per share, including interest and other debt expenses of $11.1 million, or $0.19 per share, and incentive compensation from net investment income of $4.8 million, or $0.08 per share. Excluding incentive compensation, interest and other debt expenses, annualized second quarter expenses were 4.1% of average net assets.

Net investment income for the three months ended June 30, 2019 was approximately $23.8 million, or $0.41 per share. Net investment income is net of incentive compensation and benefited from the incentive fee rate reduction that took effect on February 9, 2019.

Net unrealized losses for the three months ended June 30, 2019 were $34.6 million, or $0.59 per share, comprised primarily of unrealized losses of $28.6 million on our investment in Fidelis and $3.2 million on our investment in Green Biologics. Net realized losses for the three months ended June 30, 2019 were $0.0 million.

Net decrease in net assets applicable to common shareholders resulting from operations for the three months ended June 30, 2019 was $10.8 million, or $0.18 per share.

__________________________
(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of June 30, 2019, available liquidity was approximately $237.3 million, comprised of approximately $227.0 million in available capacity under our leverage program and $21.9 million in cash and cash equivalents, reduced by approximately $11.6 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at June 30, 2019 was 4.32%.

Total debt outstanding at June 30, 2019 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
SVCP Facility	2023	L+2.00%		$136,000,000	$84,000,000	$220,000,000	(2)
2019 Convertible Notes ($108 million par)	2019	5.25%		107,757,138	—	107,757,138
2022 Convertible Notes ($140 million par)	2022	4.625%		138,278,427	—	138,278,427
2022 Notes ($175 million par)	2022	4.125%		174,587,137	—	174,587,137
TCPC Funding Facility	2023	L+2.00%	(3)	239,000,000	111,000,000	350,000,000
SBA Debentures	2024−2028	2.77%	(4)	118,000,000	32,000,000	150,000,000
Total leverage				913,622,702	$227,000,000	$1,140,622,702
Unamortized issuance costs				(6,232,536)
Debt, net of unamortized issuance costs				$907,390,166

(1)	Except for the convertible notes and the 2022 Notes, all carrying values are the same as the principal amounts outstanding.

(2)	Increased to $270,000,000 effective August 6, 2019

(3)	Subject to certain funding requirements

(4)
Weighted-average interest rate on pooled loans, excluding fees of 0.36% or 0.35%. As of June 30, 2019, $15.0 million and $5.0 million of the outstanding amount was not yet pooled, and bore interest at a temporary rate of 2.72% and 2.69%, respectively, plus fees of 0.35% through September 25, 2019, the date of the next SBA pooling.

On August 6, 2019, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the six months ended June 30, 2019, we repurchased 9,000 shares for a total cost of $0.1 million.

RECENT DEVELOPMENTS

Effective August 6, 2019, the Company expanded the total capacity of its SVCP Facility by $50.0 million to $270.0 million.

On August 8, 2019, the Company’s board of directors declared a third quarter regular dividend of $0.36 per share payable on September 30, 2019 to stockholders of record as of the close of business on September 16, 2019.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday August 8, 2019 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 7179550 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Second Quarter 2019 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through August 15, 2019. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 7179550.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	June 30, 2019	December 31, 2018
	(unaudited)
Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,576,176,528 and $1,460,936,257, respectively)	$1,549,241,885	$1,463,800,744
Companies 5% to 25% owned (cost of $94,022,360 and $78,353,253, respectively)	73,909,982	63,193,357
Companies more than 25% owned (cost of $104,824,283 and $110,258,458, respectively)	66,030,402	70,291,689
Total investments (cost of $1,775,023,171 and $1,649,547,968, respectively)	1,689,182,269	1,597,285,790

Cash and cash equivalents	21,857,502	27,920,402
Accrued interest income:
Companies less than 5% owned	19,087,851	20,898,838
Companies 5% to 25% owned	1,039,655	678,057
Companies more than 25% owned	212,221	124,009
Deferred debt issuance costs	5,947,161	4,843,985
Receivable for investments sold	433,969	—
Prepaid expenses and other assets	4,716,366	7,784,608
Total assets	1,742,476,994	1,659,535,689

Liabilities
Debt, net of unamortized issuance costs of $6,232,536 and $6,805,196, respectively	907,390,166	805,202,192
Payable for investments purchased	12,001,815	908,759
Interest payable	8,730,757	8,747,872
Management and advisory fees payable	5,313,570	5,247,344
Incentive compensation payable	4,830,994	5,840,346
Payable to the Advisor	898,196	1,226,372
Accrued expenses and other liabilities	1,970,236	1,888,077
Total liabilities	941,135,734	829,060,962

Commitments and contingencies

Net assets applicable to common shareholders	$801,341,260	$830,474,727

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 58,766,000 and 58,774,607 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	$58,766	$58,775
Paid-in capital in excess of par	999,953,094	1,000,073,183
Distributable earnings (loss)	(198,670,600)	(169,657,231)
Net assets applicable to common shareholders	$801,341,260	$830,474,727

Net assets per share	$13.64	$14.13

BlackRock TCP Capital Corp.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$40,843,623	$43,611,423	$83,800,277	$82,782,074
Companies 5% to 25% owned	983,755	485,488	1,713,023	1,133,394
Companies more than 25% owned	902,019	549,004	1,798,275	1,829,619
PIK interest income:
Companies less than 5% owned	4,160,072	1,866,698	5,838,088	3,493,902
Companies 5% to 25% owned	741,170	1,326,720	1,457,796	2,425,678
Companies more than 25% owned	—	478,742	—	478,740
Dividend income:
Companies more than 25% owned	392,198	28,379	872,602	46,281
Lease income:
Companies more than 25% owned	74,457	74,457	148,914	148,914
Other income:
Companies less than 5% owned	77,331	—	86,179	—
Companies 5% to 25% owned	—	—	—	297,356
Total investment income	48,174,625	48,420,911	95,715,154	92,635,958

Operating expenses
Interest and other debt expenses	11,144,631	10,104,153	21,832,263	19,746,047
Management and advisory fees	6,119,490	6,177,575	12,154,231	11,883,811
Incentive fee	4,830,994	5,986,557	10,184,410	11,377,835
Administrative expenses	599,559	597,232	1,199,118	1,194,464
Legal fees, professional fees and due diligence expenses	430,876	579,809	868,013	1,014,111
Director fees	202,328	176,767	391,126	333,583
Insurance expense	128,742	108,053	256,070	214,918
Custody fees	97,603	91,248	197,213	183,103
Other operating expenses	806,764	653,288	1,498,974	1,176,745
Total operating expenses	24,360,987	24,474,682	48,581,418	47,124,617

Net investment income	23,813,638	23,946,229	47,133,736	45,511,341

Realized and unrealized gain (loss) on investments and foreign currency
Net realized gain (loss):
Investments in companies less than 5% owned	(37)	707,539	(300,359)	74,764
Investments in companies 5% to 25% owned	—	—	43,320	—
Net realized gain (loss)	(37)	707,539	(257,039)	74,764

Change in net unrealized appreciation/depreciation	(34,637,483)	(20,536,124)	(33,578,759)	(14,279,675)
Net realized and unrealized loss	(34,637,520)	(19,828,585)	(33,835,798)	(14,204,911)

Net increase (decrease) in net assets applicable to common shareholders resulting from operations	$(10,823,882)	$4,117,644	$13,297,938	$31,306,430

Basic and diluted earnings per common share	$(0.18)	$0.07	$0.23	$0.53

Basic and diluted weighted average common shares outstanding	58,765,802	58,823,534	58,766,618	58,833,900

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2018, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com